EXHIBIT 10.30


                 FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


         This Fourth Amendment to Loan and Security Agreement is dated as of July 28, 1997 (this "Amendment") by and among:

Summit Bank, f/k/a United Jersey Bank, f/k/a United Jersey Bank/Central, N.A. (the "Bank"), a New Jersey banking corporation having an address at 301 Carnegie Center, CN 5316, Princeton, New Jersey 08543-5316; and,

Osteotech, Inc. (the "Borrower"), a Delaware corporation having its principal place of business at 51 James Way, Eatontown, New Jersey 07724.

                                    RECITALS:

         WHEREAS, pursuant to the terms of a Loan and Security Agreement dated May 27, 1993 (the "Loan Agreement"), the Bank provided a $4,000,000 credit facility (the "Credit Facility") to the Borrower, including a $2,000,000 Revolving Loan and a $2,000,000 Equipment Loan; and,

         WHEREAS, pursuant to a First Amendment to the Loan and Security Agreement dated July 14, 1994 (the "First Amendment"), the Bank, among other things, extended the term of the Credit Facility to May 31, 1995 and increased the amount to the Credit Facility to $6,000,000.00; and,

         WHEREAS, pursuant to a Second Amendment to the Loan and Security Agreement dated June 30, 1995 (the "Second Amendment"), the Bank, among other things, extended the term of the Credit Facility to May 31, 1996; and,

         WHEREAS, pursuant to a Third Amendment to the Loan and Security Agreement dated May 31, 1996 (the "Third Amendment"), the Bank, among other things, extended the term of the Credit Facility to May 31, 1997 and increased the amount the Credit Facility to $7,000,000.00; and

         WHEREAS, the term of the Credit Facility expired on May 31, 1997 and the Borrower has requested to extend the term of the Credit Facility, among other things, and the Bank has agreed to do so subject to the terms and conditions set forth herein.


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         NOW  THEREFORE,  in  consideration  of  the  recitals  and  the  mutual covenants contained herein and in the other agreements executed in connection with the Credit Facility, the parties hereto agree as follows:1. Notwithstanding anything to the contrary contained in the Loan Agreement, the Notes or any other Fundamental Document as amended by the First Amendment, Second Amendment or Third Amendment (the "Amended Fundamental Documents"), the terms of this Amendment shall control. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them pursuant to the Amended Fundamental Documents.

2.       The Loan Agreement is hereby amended as follows:

     (a) The following definitions are hereby amended and restated in its entirety to read as follows:

               "Loan Termination Date" means May 31, 1998.

                  "Notes" means, collectively, the promissory note made by the Borrower in favor of the Bank, in a principal amount not to exceed Four Million Dollars ($4,000,000.00) evidencing the Borrower's Obligations to the Bank in connection with Equipment Advances and the promissory note made by the Borrower in favor of the Bank, in a principal amount not to exceed Three Million Dollars ($3,000,000.00) evidencing the Borrower's Obligations to the Bank in connection with Revolving Loan Advances.

         (b)      The following definitions are added:

                  "Base Rate Advance" means an Advance which the Borrower requests to be made as an Advance which will accrue interest at the Base Rate in accordance with the provisions of Section
                  2.06 hereof.

                    "Equipment Advance Application" has the meaning set forth in
                    Section 2.03(a).

                  "Eurodollar Advance" means an Advance which the Borrower requests to be made as an Advance which will accrue interest at the Eurodollar Rate or which is reborrowed as an Advance with a Eurodollar Rate, in accordance with the provisions of
                  Section 2.06 hereof.

                  "Eurodollar Advance Period" means, for each Eurodollar Advance, each one, two, or three month period, as selected by the Borrower pursuant to Section 2.06 hereof, during which the applicable Eurodollar Rate shall remain unchanged. Notwithstanding the foregoing, however:

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                  (i) any  applicable  Eurodollar  Advance  Period  which  would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Eurodollar Advance Period shall end on the preceding Business Day; (ii) any applicable Eurodollar Advance Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Advance Period is to end shall (subject to clause
                  (i) above)  end on the last day of such  calendar  month;  and
                  (iii) no Eurodollar Advance Period shall extend beyond the Loan Termination Date or such earlier date as would interfere with the repayment obligations of the Borrower under Section 2 hereof. "Eurodollar Basis" means, a simple per annum interest rate equal to the quotient of (i) the Eurodollar Rate divided by (ii) one minus the Eurodollar Reserve Percentage, if any, stated as a decimal. The Eurodollar Basis shall be rounded upward to the nearest one sixteenth of one percent (1/16%) and, once determined, shall remain unchanged during the applicable Eurodollar Advance Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage.

               "Eurodollar Margin" has the meaning set forth in Section 2.06(b).

                  "Eurodollar Rate" means for any Eurodollar Advance Period, the average (rounded upward to the nearest one sixteenth of one percent (1/16%)) of the interest rates per annum at which deposits in United States dollars for such Eurodollar Advance Period are offered to prime banks in the London interbank market as reported on Telerate Screen page 3750 at approximately 11:00 a.m. (Eastern Time) two (2) Business Days before the first day of such Eurodollar Advance Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Eurodollar Advance Period for, the Eurodollar Advance sought by the Borrower. If such rate is not so reported, then such rate as reported by any other internationally recognized reporting service shall be selected by the Bank or, if no such other service is available, such rate shall be determined by the Bank based on rate information furnished to it by two or more banks selected by it which participate in the market for such deposits.

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
                  "Eurodollar Reserve Percentage" means the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not the Bank has any Eurocurrency Liabilities subject to such reserve requirement at that time. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date by the same effective basis point change of any change in the Eurodollar Reserve Percentage. "Payment Date" means the last day of each Eurodollar Advance Period for a Eurodollar Advance.

     (c) Section 2.02(b) is hereby amended and restated in its entirety as follows:

                  (b) Each Revolving Loan Advance shall be made on telephonic notice given by the Borrower to the Bank and confirmed by telefax from the Borrower and received by the Bank before 3:00 p.m. EST at telefax number 741-0341. Each such notice of a Revolving Loan Advance (a "Notice of Advance") shall be a signed writing by the Borrower specifying therein (i) the requested Advance Date, (ii) the amount of such advance, and
                  (iii) whether the Advance is a Base Rate Advance or a Eurodollar Advance, as defined in Section 2.06. Such Notice of Advance must be received by the Bank not later than 11:00 a.m., EST, on the second Business Day prior to the proposed Advance Date.

     (d) Sections 2.06 is hereby amended and restated in their entirety as follows:

                  Section 2.06.     Interest Rates.

               (a) Choice of Interest Rate. Any Advance shall, at the option of the Borrower and pursuant to the terms and conditions of this Agreement, be made either as a Base Rate Advance or a Eurodollar Advance.


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

               (b) Interest Rate on Revolving Loan Advances. All amounts due to the Bank in connection with the Revolving Loan Advance shall bear interest during each calendar month pursuant to the Borrower's Notice of Advance either at a fluctuating interest rate per annum equal at all times to the Base Rate in effect from time to time, or two hundred (200) base points greater than the Eurodollar Rate in effect from time to time ("Eurodollar Margin").

               (c) Interest Rate on Equipment Advances. All amounts due to the Bank in connection with Equipment Advances shall bear interest during each calendar month pursuant to the Borrower's Equipment Advance Application at a fluctuating interest rate per annum equal at all times to the Base Rate in effect from time to time or the Eurodollar Margin.

               (d) Changes in Interest Rates. Each change in such fluctuating interest rates referred to above shall take effect simultaneously with the corresponding change in such Base Rate or Eurodollar Rate without notice to the Borrower. Interest shall be calculated on a daily basis upon the unpaid balance with each day representing 1/360th of a year.

               (e) Eurodollar Advances.

                                    (i)   Initial  and   Subsequent   Eurodollar
                  Advances. The Bank, whose determination shall be conclusive, shall determine the Eurodollar Basis as of the Business Day prior to the date of the requested Advance and shall promptly notify the Borrower of the same and the Borrower shall promptly confirm in writing receipt of such notification. The Eurodollar Advance Period for each Eurodollar Advance shall in all events be either thirty, sixty or ninety days, as selected by the Borrower pursuant to the Notice of Advance or Equipment Advance Application ("Eurodollar Advance Period").

                                    (ii)    Procedures    After   Repayment   of
                  Eurodollar Advance. At least three (3) Business Days prior to each Payment Date for a Eurodollar Advance, the Borrower shall give the Bank written notice specifying whether all or a portion of any Eurodollar Advance outstanding on the Payment Date (a) is to be repaid and then reborrowed in whole or in part as a new Eurodollar Advance, in which case such notice shall also specify the Eurodollar Advance Period which the Borrower shall have selected for such

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
                  new Eurodollar Advance, (b) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or (c) is to be repaid and not reborrowed. Upon such Payment Date such Eurodollar Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

                                    (iii) Limitations as to Eurodollar Advances.
                  Requests for Eurodollar Advances may be made daily (but only once a day) provided the Borrower satisfies all notice requirements as provided for herein.

                                    (iv) Reimbursement.  Whenever the Bank shall
                  actually incur any losses or actual expenses in connection with (i) failure by the Borrower to borrow any Eurodollar Advance after having given notice of its intention to borrow (whether by reason of the election of the Borrower not to proceed or the non-fulfilment of any conditions precedent), or
                  (ii) prepayment of any Eurodollar Advance in whole or in part, for any reason, the Borrower agrees to pay to the Bank, upon the Bank's demand, an amount sufficient to compensate the Bank for all such losses and actual expenses excluding lost profits. Bank's good faith determination of the amount of such losses and actual expenses, absent manifest error, shall be binding and conclusive. The Bank shall provide a copy of the determination of such amount to the Borrower showing in reasonable detail the calculation of the amount thereof.

                  (f)      General Provisions as to Eurodollar Advances.

               (i) Unavailability. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed Eurodollar Advance for any Eurodollar Advance Period, the Bank determines that deposits in dollars (in the applicable amount) are not being offered to the Bank in the relevant market for such Eurodollar Advance Period, the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of the Bank to make Eurodollar Advances shall be suspended.

               (ii) Illegality. If any applicable law, rule, or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency, shall make it unlawful

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or impossible for Bank to make, maintain, or fund its Eurodollar Advances,  Bank shall forthwith give notice to the Borrower. Before giving any notice to the Borrower pursuant to this Section 2.06(f), the Bank shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of Bank, be otherwise materially disadvantageous to Bank. Upon receipt of such notice, notwithstanding anything contained in Section 2, the Borrower shall repay Bank in full the then outstanding principal amount of each affected Eurodollar Advance, together with accrued interest thereon, either (a) on the last day of the then current Eurodollar Advance Period applicable to such Eurodollar Advance to such day, or
(b) immediately if Bank may not lawfully continue to fund and maintain such Eurodollar Advance to such day; provided, however, that notwithstanding any provision contained in this Agreement to the contrary, the Borrower shall not be required to compensate Bank for any losses, including any loss or expenses incurred by reason of the liquidation, reemployment of deposits or other funds acquired to obtain the Eurodollar Advance, incurred as a consequence of any required conversion of a Eurodollar Advance to a Base Rate Advance as hereinafter provided, as a result of the events described in this Section 2.6.
Concurrently   with  repaying  each   affected   Eurodollar   Advance  of  Bank,
notwithstanding anything contained in Section 2, the Borrower shall borrow a Base Rate Advance from Bank, and Bank shall make such loan in an amount such that the outstanding principal amount of the Note held by Bank shall equal the outstanding principal amount of such Note immediately prior to such repayment.

               (iii)   Increased Costs.

          (1) If, after the date hereof, any applicable law, rule or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof or compliance by Bank with any request or directive (whether or not having any such authority), shall:

     (A) subject Bank to any tax, duty, or other charge with respect to its obligations to make Eurodollar Advances, or shall change the basis of taxation of payments to Bank of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for taxes imposed upon or measured by net income or alternative minimum taxable income or taxable assets in lieu of income imposed by the United States and the jurisdiction in which Bank's principal executive office is located); or

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
     (B) impose, modify, or deem applicable with respect to the making, funding or maintaining any Advance hereunder, any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment, or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by Bank, or shall impose on Bank or the Eurodollar interbank borrowing market or any other condition affecting its obligation to make such Eurodollar Advances; and the result of any of the foregoing is to increase the cost to Bank of making or maintaining any such Eurodollar Advances, or to reduce the amount of any sum received or receivable by Bank under this Agreement or under its Notes with respect thereto, and such increase is not given effect in the determination of the Eurodollar Rate then, on the earlier of thirty (30) days after written demand by Bank or the Loan Termination Date, the Borrower agrees to pay to Bank such additional amount or amounts as Bank determines is attributable to making, funding and maintaining its Eurodollar Advances provided that Bank provides notice to the Borrower of such amount within 90 days of the date of the actual knowledge of Bank of the occurrence of the event giving rise to such cost. Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Bank to compensation pursuant to this Section 2.6 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of Bank, be otherwise materially disadvantageous to Bank.

          (2) A certificate of Bank claiming compensation under this Section 2.6(f) and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, Bank may use any reasonable averaging and attribution methods and shall calculate such sums in a fair and reasonable manner. If Bank demands compensation under this Section 2.6(f), the Borrower may at any time, upon at least five (5) Business Days' prior notice to Bank, prepay in full the then outstanding affected Eurodollar Advances of Bank, together with accrued interest thereon to the date of prepayment. Concurrently with prepaying such Eurodollar Advances the Borrower shall borrow a Base Rate Advance, or a Eurodollar Advance not so affected, from Bank, and Bank shall make such Advance in an amount such that the outstanding principal amount of the Notes held by Bank shall equal the outstanding principal amount of such Notes immediately prior to such prepayment.


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
               (iv) Effect On Other Advances. If notice has been given pursuant to Section 2.6(f)(iii), suspending the obligation of Bank to make a Eurodollar Advance, or requiring Eurodollar Advances of Bank to be repaid or prepaid, then, unless and until Bank notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Loans which would otherwise be made by Bank to the type of Eurodollar Advances affected shall, at the option of the Borrower, be made instead as Base Rate Advances.

           (g) Base Rate Advances.

     (i) Procedure to Convert Base Rate Advance to Eurodollar Advance. Borrower may at any time or from time to time, so long as no Event of Default exists, convert a Base Rate Advance to a Eurodollar Advance upon at least three (3) Business Days written notice to the Bank. Such written notice shall specify (A) the specific amount of the Base Rate Advance which will be converted to a Eurodollar Advance, (B) the applicable Eurodollar Advance Period, and (C) the date of conversion of the Base Rate Advance to a Eurodollar Advance (such date of conversion shall be at least three (3) days following the written notice by Borrower pursuant to this subsection).

3. Except as expressly otherwise provided herein, the terms of the Amended Fundamental Documents shall remain in full force and effect and are incorporated herein by reference. In the event of a conflict between the terms of this Amendment and any other Amended Fundamental Document, the terms of this Amendment shall control.

4. The Borrower acknowledges that the Bank has no obligation to make any further amendments to the Amended Fundamental Documents or any other agreement executed in connection therewith. The Borrower further acknowledges that it has no defenses to any of its obligations to the Bank and represents that no Event of Default has occurred.

5. The Borrower shall be liable for all reasonable costs and expenses (comprising legal fees and disbursements) incurred by the Bank in connection with this Amendment, and shall promptly pay or reimburse the Bank for all such costs.

6. This Amendment shall be construed in accordance with, and shall be governed by, the laws of the State of New Jersey, without reference to the choice of law doctrine of such state. Except as otherwise expressly set forth herein, nothing in this Amendment shall be construed as a waiver or release by the Bank of any rights or remedies of the Bank. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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

IN WITNESS WHEREOF, the undersigned have set their hands and seals or caused this Fourth Amendment to Loan and Security Agreement to be executed by their proper corporate officers and sealed with their seal effective as of May 31, 1997.


ATTEST:                                           OSTEOTECH, INC.


/s/ STEVEN SOBIESKI                      BY:  /s/ MICHAEL J. JEFFRIES
-------------------                           -----------------------
NAME:  Steven Sobieski                    Michael J. Jeffries, Exec. V.P.
       Vice President Finance             COO & CFO


ATTEST:                                           SUMMIT BANK


/s/ JOHN F. GANNING                      By:  /s/ DAVID M. NILSEN
-------------------                            -------------------
Name:  John F. Ganning             Name:     David M. Nilsen
        Vice President                       Title:  Vice President


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